EXHIBIT 10.2

AMENDMENT NO. 2 TO
SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO SERVICES AGREEMENT (this “Amendment”) is entered as of March 17, 2011 (the “Effective Date”), by and between NILE THERAPEUTICS, INC., a Delaware corporation (“Nile”) and TWO RIVER CONSULTING, LLC, a Delaware limited liability corporation (“Consultant”), having a business address at 689 Fifth Avenue, New York, NY 10022.

RECITALS:

WHEREAS, the parties previously entered into a Services Agreement dated June 24, 2009, as amended on August 12, 2010 (the “Agreement”), pursuant to which Nile engaged Consultant to perform certain Services as described in the Agreement for a term of one year, subject to extension upon the mutual agreement of the parties; and

WHEREAS, Nile and Consultant each desire to continue to the engagement of Consultant by Nile, but with a reduced level of services and compensation, as described below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

1.           Compensation.  As of the Effective Date, Section 2.1 shall be amended and restated in its entirety, as follows:

“2.1
To pay CONSULTANT an amount equal to Thirty-One Thousand Seven Hundred Two Dollars ($31,702.00) per month during the Term. Such monthly compensation rate is based upon a fixed fee billing rate by level for personnel multiplied by the number of hours for each level as estimated by the parties to be necessary to perform the Services. To the extent NILE requests Services that will require hours or personnel in excess of such budget in a given month, CONSULTANT reserves the right to invoice NILE for such excess at CONSULTANT’s hourly rates in effect on the date hereof, in accordance with the schedule attached hereto as Appendix A.  Undisputed payments will be made by NILE within 30 days from NILE’s receipt of CONSULTANT’s invoice.  Invoices will contain such detail as NILE may reasonably require and will be payable in U.S. Dollars.”

2.           Miscellaneous.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.  Except as amended or modified by this Amendment, the parties hereby confirm that all other terms and provisions of the Agreement shall remain in full force and effect.  This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.
Signature page follows.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 2 to Services Agreement to be duly executed as of the date and year first above written.

NILE THERAPRUTICS, INC.

By:	/s/ Daron Evans
Name:	Daron Evans
Title:	Chief Financial Officer

TWO RIVER CONSULTING, LLC

By:	/s/ David Tanen
Name:	David M. Tanen
Title:	VP of Managing Member

APPENDIX A

Rate Schedule

Consultant Personnel	Hourly Rate ($)

Business Development	150
Project Management, Operations	135
Medical Consulting	250
Accounting/Financial Reporting	150